June 18, 2007



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    New Ireland Fund Inc
File No. 811-05984

Dear Sir or Madam:

We have read the statements made by the New Ireland Fund, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 77(k) of Form N-SAR as part of the Fund's Form N-SAR report dated April 30, 2007. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP